UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2011

ZILLOW, INC.

(Exact name of registrant as specified in its charter)

Washington	001-35237	20-2000033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 Second Avenue, Floor 31, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

(206) 470-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 31, 2011, Zillow, Inc. (“Zillow”), Diverse Solutions, Inc., an Internet-based listing content and property search service (“Diverse Solutions”), and Justin LaJoie, the controlling shareholder of Diverse Solutions, entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which Zillow acquired substantially all of the operating assets, including intellectual property rights and intangible assets, of Diverse Solutions. In consideration for the acquisition of the operating assets of Diverse Solutions under the terms of the Purchase Agreement, Zillow assumed certain operating liabilities, paid Diverse Solutions $5,540,000 in cash and issued to Diverse Solutions 75,000 restricted shares of Zillow’s Class A common stock (the “Restricted Shares”). The Restricted Shares are subject to the terms and conditions of a Restricted Stock Agreement which became effective on October 31, 2011. The grant date fair value of the Restricted Shares is $2,226,750. One-third of the Restricted Shares will vest and no longer be subject to forfeiture on the first anniversary of the vesting commencement date, which is October 31, 2011, subject to Justin LaJoie’s continued employment or service to Zillow until such date. The remaining shares will vest ratably over the twenty-four months following such first anniversary, subject to Justin LaJoie’s continued employment or service to Zillow. In the event of Justin LaJoie’s termination of service by Zillow without cause or by Justin LaJoie for good reason, any unvested shares on the date of such termination will become vested and no longer subject to forfeiture.

Item 2.02	Results of Operations and Financial Condition.

Zillow, Inc. today issued a press release announcing its financial results for the fiscal quarter ended September 30, 2011. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclsoure.

Pursuant to 17 CFR Part 243 (“Regulation FD”), Zillow is submitting below information relating to its monthly unique user metrics.

In accordance with General Instruction B.2 of Form 8-K, the information under this item shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

On November 2, 2011, Zillow released monthly unique user metrics for the month of October 2011 on the Investor Relations page of Zillow’s website at http://investors.zillow.com/events.cfm.

Zillow counts a unique user the first time an individual accesses either Zillow.com or Postlets.com using a web browser during a calendar month, and the first time an individual accesses Zillow’s mobile applications using a mobile device during a calendar month. If an individual accesses Zillow’s websites using different web browsers within a given month, the first access by each such web browser is counted as a separate unique user. If an individual accesses both Zillow.com and Postlets.com in a single month, the first access to each website is counted as a separate unique user since unique users are tracked separately for each domain. If an individual accesses Zillow’s mobile applications using different mobile devices within a given month, the first instance of access by each such mobile device is counted as a separate unique user. Beginning in October 2011, Zillow measures unique users with Google Analytics. Prior to October 2011, we measured monthly unique user metrics with Omniture analytical tools. We believe Google Analytics and Omniture result in materially consistent measurements of our average monthly unique users.

The following table summarizes Zillow’s monthly unique users for Zillow’s websites and mobile applications for the periods presented:

	Monthly Unique Users for the Month Ended October 31,		2010 to 2011 % Change
	2011	2010
	(in thousands)
Unique Users	24,655	12,400	99%

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements of Diverse Solutions for the periods specified in Rule 3-05(b) of Regulation S-X and pro forma financial information required pursuant to Article 11 of Regulation S-X are not included in this report, and will be filed with the Securities and Exchange Commission not later than January 14, 2012.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated November 2, 2011 entitled “Zillow Reports Third Quarter 2011 Results, Raises Full Year Outlook” issued by Zillow, Inc. on November 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2011	ZILLOW, INC.

	By:	/s/ SPENCER M. RASCOFF
	Name:	Spencer M. Rascoff
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated November 2, 2011 entitled “Zillow Reports Third Quarter 2011 Results, Raises Full Year Outlook” issued by Zillow, Inc. on November 2, 2011

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